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                                                                     EXHIBIT 4-C

                              TERMINATION AGREEMENT

     TERMINATION AGREEMENT, dated as of July 6, 1999 (the "Termination Agreement") among Hercules Incorporated ("Hercules"), Hercules Trust V (the "Trust") and Banc of America Securities LLC (formerly known as, Nationsbanc Montgomery Securities LLC) ("BancAmerica").

     WHEREAS, the parties hereto have previously entered into a Remarketing Agreement (the "Remarketing Agreement") dated as of November 12, 1998 relating to the remarketing (the "Remarketing") of the Preferred Securities and Subordinated Notes (as such terms are defined in the Remarketing Agreement);

     WHEREAS, the parties hereto have determined to eliminate the requirement for the Remarketing;

     WHEREAS, the holders of the Preferred Securities and the Subordinated Notes have consented to the elimination of such requirement; and

     WHEREAS, the parties hereto accordingly wish to terminate and cancel the Remarketing Agreement;

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements hereinafter set forth, the parties hereto agree as follows:

     1. Termination of the Remarketing Agreement. Upon execution of the Termination Agreement by the parties hereto and the consent of the holders of the Preferred Securities and Subordinated Notes, the Remarketing Agreement shall be terminated, shall have no further force and effect and each of the parties thereto shall be released from all of their obligations under the Remarketing Agreement, including without limitation, the payment of the Remarketing Fee.

     2. Payment of Expenses. The parties hereto agree that all fees and expenses (including reasonable fees of counsel of BancAmerica) incurred in connection with this Termination Agreement shall be paid by Hercules.

     3. Governing Law. This Termination Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to the choice of law rules thereof.

     4. Waivers and Amendments. This Termination Agreement shall not be waived, or amended or otherwise modified except in writing, duly executed by all of


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the parties hereto and with the consent of all the holders of the Preferred
Securities and Subordinated Notes.

     5. Counterparts. This Termination Agreement may be executed in counterparts, each of which shall be regarded as an original, and all of which shall constitute one and the same document.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Termination Agreement to be executed in its name and on behalf by one of its duly authorized officers as of the date first above written.


                                           HERCULES INCORPORATED

                                           By: /s/ George MacKenzie
                                              ----------------------------------
                                               Name: George MacKenzie
                                               Title: Senior Vice President and
                                                      Chief Financial Officer

                                           HERCULES TRUST V


                                           By:  /s/ Stuart C. Shears
                                               ---------------------------------
                                                 Name: Stuart C. Shears
                                                 Title:  Administrative Trustee

                                           BANC OF AMERICA SECURITIES LLC,
                                           as Remarketing Agent


                                           By:   /s/ R. Kevin Beauregard
                                               ---------------------------------
                                                  Name: R. Kevin Beauregard
                                                  Title:

Consented to as of the dated first
above written

NMS SERVICES, INC.


By:  /s/ R. Kevin Beauregard
    -------------------------------
      Name: R. Kevin Beauregard
      Title:




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